Exhibit 99.1

Worksport ($WKSP) B2B Sales Surge as Active Dealer Network Expands 42% in One Quarter

B2B Revenue Grows at 25% Monthly Geometric Rate; Dealer Adoption Accelerates Ahead of HD3 and Clean-Tech Launches

West Seneca, New York, September 30, 2025 – Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator in advanced manufacturing and distributed clean energy technologies, serving both consumer and industrial markets, today issued an update on its business-to-business (B2B) expansion, announcing record dealer adoption and rapid compounding revenue growth. The Company also provides a key update on its R&D pipeline.

As of September 2025, Worksport is seeing regular, repeat, frequent volume orders from 266 of its 600+ national dealer partners, up from 187 in June - a 42% increase in one quarter. Since the start of 2025, Worksport’s B2B revenue has grown at a 25% geometric average rate per month, with August breaking revenue records as the highest B2B sales in Company history.

Building on Record Growth and Expanding Margins

Earlier this year, Worksport reported four straight months of record topline sales and consistent margin expansion as U.S.-based production scaled. Gross margins climbed from 11% in Q4 2024 to 18% in Q1 2025, 26% in Q2, and a record 31% in July. These gains highlight the effectiveness of Worksport’s strategic shift toward higher-margin branded products.

“These results demonstrate that Worksport is scaling the right way. Revenue is compounding, margins are expanding, and dealer adoption is accelerating,” said Steven Rossi, CEO of Worksport. “We’re building a powerful growth engine in B2B that will be a cornerstone of Worksport’s long-term profitability.”

Product Pipeline to Accelerate B2B Momentum

The upcoming HD3 Tonneau Cover, a pro-grade evolution of the Company’s pioneer AL3 cover, is expected to expand Worksport’s footprint in commercial and dealer markets. Beyond the HD3, Worksport’s engineering team is developing yet another new tonneau cover model with innovative features unmatched by any competitors, aimed at unlocking even deeper market penetration. More information about this additional model will be released in the near future, with an expected market launch in Spring 2026. Worksport’s incredible research and development team in Ozark, Missouri is currently in late-stage development and validation of this new model. Next steps include IP protection, tooling, sourcing, and pre-production preparations.

Clean-Tech Launches Remain on Track

The Company also reaffirmed the upcoming launch of its flagship SOLIS Solar Tonneau Cover and COR Portable Energy System in late Q4 2025. Together, these products represent Worksport’s entry into multi-billion-dollar clean energy and EV support markets, forming a portable nano-grid system capable of powering campsites, worksites, and emergency services.

“With our dealer network expanding, B2B sales compounding monthly, and transformational clean-tech products nearing launch, Worksport is entering its strongest growth phase yet,” Rossi added. “We believe this momentum will position Worksport as one of the most exciting emerging growth stories on NASDAQ.”

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.